Form of 2026 RSU Agreement 1 #12900983v3 ONEOK, INC. 2025 EQUITY INCENTIVE PLAN RESTRICTED UNIT AWARD AGREEMENT This Restricted Unit Award Agreement (the “Agreement”) is entered into as of the [___] day of [_________], 20[__], by and between ONEOK, Inc. (“Company”) and [NAME] (“Grantee”), an employee of Company or a Subsidiary thereof and a participant in the ONEOK, Inc. 2025 Equity Incentive Plan (the “Plan”), pursuant to the terms of the Plan. 1. Restricted Unit Award. This Agreement establishes the terms and conditions for Company’s grant of an Award of: Restricted Units (the “Award”): [___] to Grantee pursuant to the Plan. This Agreement, when accepted by Grantee, constitutes an agreement between Company and Grantee. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan. 2. Restricted Period; Vesting. The Restricted Units granted pursuant to the Award will vest in accordance with the following terms and conditions: (a) Grantee’s rights with respect to the Restricted Units shall be restricted during the period beginning [____________], 20[__] (the “Grant Date”), and ending on the third anniversary of the Grant Date (the “Restricted Period”). (b) Except as otherwise provided in Sections 2(d) and 2(e) of this Agreement or in the Plan, Grantee shall fully vest in the Restricted Units granted by this Award (including any related Dividend Equivalents, as described below) on the last day of the Restricted Period if Grantee’s employment by Company and its Subsidiaries does not terminate during the Restricted Period. Upon vesting, Grantee shall become entitled to receive one (1) share of Company’s Common Stock for each such vested Restricted Unit, which shall be distributed in accordance with Section 5. No fractional shares shall be issued, and any amount attributable to a fractional share shall instead be withheld to satisfy any withholding tax obligation. (c) Subject to Section 2(e), if Grantee’s employment with Company and its Subsidiaries is terminated prior to the end of the Restricted Period by reason of (i) Voluntary Termination other than Retirement or (ii) Involuntary Termination for Cause, Grantee shall forfeit all right, title and interest in the Restricted Units and any related Common Stock otherwise payable pursuant to this Agreement. For purposes of this Agreement, employment with any Subsidiary of Company shall be treated as employment with Company. (d) If Grantee’s employment with Company and its Subsidiaries is terminated during the Restricted Period, by reason of (i) Involuntary Termination other than a termination for Cause, (ii) Retirement (iii) Disability or (iv) death, the Restricted Units shall vest on the date of Exhibit 10.20

Form of 2026 RSU Agreement 2 #12900983v3 Grantee’s termination of employment in an amount equal to the number of Restricted Units granted pursuant to this Award, prorated based on the period of time that Grantee was employed during the Restricted Period, as determined by the Committee in its discretion. (e) Unless the Committee provides otherwise prior to a Change in Control, in the event of a Change in Control (as defined below), the vesting or forfeiture of the Restricted Units will be subject to the terms and conditions of Article 11 of the Plan. (f) For purposes of the Award and this Agreement: (i) “Change in Control” shall have the meaning provided in the Plan unless the Award is or becomes subject to Code Section 409A, in which event the term “Change in Control” shall mean a Change in Control as defined in the Plan that also qualifies as a “change in control event” as defined in Treasury Regulations Section 1.409A- 3(i)(5); (ii) “Involuntary Termination” means that Company and its Subsidiaries have ended Grantee’s employment without Grantee having an opportunity to continue employment with Company and its Subsidiaries; (iii) “Retirement” means a Voluntary Termination of employment with Company and its Subsidiaries if Grantee has both completed five (5) continuous years of service with Company and attained age fifty (50). “Years of service” for this purpose excludes any service with any predecessor employer that was not considered within the controlled group (determined in accordance with Code Section 414(c)) of Company as of the Grant Date, unless explicitly required by the agreement executed in connection with such asset or stock acquisition, merger or other similar transaction, or where otherwise approved by the Board of Directors. Years of service shall not include any service completed by Grantee prior to reemployment with Company; and (iv) “Voluntary Termination” means termination of employment in circumstances in which Grantee had an opportunity to continue employment with Company and its Subsidiaries but did not do so. 3. Dividend Equivalents. During the Restricted Period, before payment or forfeiture of the Award, the Award will be increased by a number of additional Restricted Units (“Dividend Equivalents”) representing all cash dividends that would have been paid to Grantee if one share of Common Stock had been issued to Grantee on the Grant Date for each Restricted Unit granted pursuant to this Agreement. The Dividend Equivalents credited during the Restricted Period will include fractional shares; provided, however, the shares of Common Stock actually issued upon vesting of the Dividend Equivalents shall be paid only in whole shares of Common Stock, and any fractional shares of Common Stock in an amount of cash equal to the Fair Market Value of such fractional shares of Common Stock shall be withheld to satisfy any withholding tax obligation. Dividend Equivalents shall be (i) subject to the same vesting provisions and other terms and conditions of this Agreement and (ii) paid on the same date as the Restricted Units to which they are attributable. References in this Agreement to Restricted Units shall be deemed to include any Restricted Units attributable to Dividend Equivalents.

Form of 2026 RSU Agreement 3 #12900983v3 4. Non-Transferability of Restricted Units. (a) The Restricted Units may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee or any other person. Any such attempt shall be wholly ineffective and will result in immediate forfeiture of all such amounts. (b) Notwithstanding the foregoing, Grantee may transfer any part or all rights to the Restricted Units to members of Grantee’s immediate family, to one or more trusts for the benefit of such immediate family members or to partnerships in which such immediate family members are the only partners, in each case only if Grantee does not receive any consideration for the transfer. In the event of any such transfer, the Restricted Units shall remain subject to the terms and conditions of this Agreement. For any such transfer to be effective, Grantee must (i) provide prior written notice thereof to the Committee or its delegate, unless otherwise authorized and approved by the Committee or its delegate, in its sole discretion, and (ii) furnish to the Committee or its delegate such information as it may request with respect to the transferee and the terms and conditions of any such transfer. For purposes of this Agreement, “immediate family” shall mean Grantee’s spouse, children and grandchildren. (c) Grantee may designate one or more primary and contingent Beneficiaries, using the form attached as Exhibit A, to receive any rights of Grantee that may become vested in the event of the death of Grantee under procedures and in the form established by the Committee or its delegate. In the absence of such designation of a Beneficiary, any such rights shall be deemed to be transferred to the estate of Grantee. 5. Distribution. Subject to Section 14 of this Agreement and any payment restrictions under Code Section 409A or other applicable law, the Common Stock or cash (as determined by the Committee) Grantee becomes entitled to receive upon vesting of any Restricted Units shall be distributed to Grantee as soon as practicable after the applicable vesting date for such Restricted Units, as determined in accordance with Section 2, but in any event within seventy (70) days after the applicable vesting date. Grantee shall not be permitted, directly or indirectly, to designate the form of payment or the taxable year in which any payment is to be made. 6. Administration of Award; Ratification of Actions. The Award shall be subject to such other rules as the Committee, in its sole discretion, may determine to be appropriate with respect to administration thereof. This Agreement shall be subject to discretionary interpretation and construction by the Committee. Day-to-day authority and responsibility for administration of the Plan, the Award and this Agreement have been delegated to Company’s Benefit Plan Administration Committee (such committee, together with its authorized representatives, the “BPAC”) and all actions taken thereby shall be entitled to the same deference as if taken by the Committee itself. Grantee shall take all actions and execute and deliver all documents as may from time to time be requested by the Committee or the BPAC. By receiving this Award or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall conclusively be deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or the Award by Company, the Board of Directors, the Committee or the BPAC.

Form of 2026 RSU Agreement 4 #12900983v3 7. Tax Liability and Withholding. Grantee agrees to pay to Company, or make other arrangements satisfactory to Company to provide for the payment of, any applicable federal, state or local income, employment, social security, Medicare or other withholding tax obligation arising in connection with the grant, vesting or settlement of the Award. Company shall have the right, without Grantee’s prior approval or direction, to satisfy such withholding tax obligation (a) by withholding such taxes from other compensation payable to Grantee, (b) by withholding all or any part of the shares of Common Stock or cash that would otherwise be distributed or paid to Grantee, with any shares of Common Stock so withheld to be valued at the Fair Market Value on the date of such withholding, or (c) by requiring Grantee to deliver a check payable to Company in the amount of such obligation. Any payment of required withholding taxes in the form of Common Stock shall not exceed the maximum amount of tax that may be required to be withheld by law (or such other amount that would result in an accounting charge with respect to such shares used to pay such taxes). Notwithstanding the foregoing, the ultimate liability for Grantee’s share of all tax withholding is Grantee’s responsibility, and Company makes no tax-related representations in connection with the grant or vesting of Restricted Units or the distribution of Common Stock or cash to Grantee. 8. Adjustment Provisions. If, prior to the expiration of the Restricted Period, any change is made to the outstanding Common Stock or in the capitalization of Company, the Restricted Units granted pursuant to this Award shall be equitably adjusted or terminated to the extent and in the manner provided under the terms of the Plan. 9. Clawbacks. (a) Grantee agrees that the Restricted Units payable under this Award are subject to any applicable Clawback Policy. To the extent permitted by applicable law, including without limitation Code Section 409A, the Restricted Units payable under this Award are subject to offset in the event Grantee has an outstanding clawback, recoupment or forfeiture obligation to Company under the terms of any applicable Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and Company is entitled to recover from Grantee the amount specified under the Clawback Policy to be clawed back, recouped or forfeited (which amount, as applicable, will be deemed an advance that remained subject to Grantee satisfying all eligibility conditions for earning the Restricted Units). (b) If the Board of Directors or the Committee, as applicable, determines that a clawback is required or appropriate under any applicable Clawback Policy, in addition to the recoupment methods available under the terms of the applicable Clawback Policy, to the extent permitted by applicable law, Company shall, as determined by the Committee in its sole discretion, have the right to take any of the following actions: (i) seek repayment from Grantee of any amounts or awards distributed under the Plan for so long as such amounts or awards are subject to the terms of such Clawback Policy; (ii) reduce (subject to applicable law and the terms and conditions of the Plan or any other applicable plan, program, policy or arrangement) the amount that would otherwise be awarded or payable to Grantee under the Award, the Plan or any other compensatory plan, program or arrangement maintained by Company; (iii) withhold payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of

Form of 2026 RSU Agreement 5 #12900983v3 compensatory awards that would otherwise have been made in accordance with Company’s applicable compensation practices; or (iv) any combination of the foregoing. The determination regarding Grantee’s conduct, and any repayment or reduction in compensation under this Section 9, shall be within the sole discretion of the Committee and shall be final and binding on Grantee. Grantee, in consideration of the grant of the Award, and by Grantee’s acceptance of this Agreement, acknowledges Grantee’s understanding of this Section 9 and agrees to make and allow an immediate and complete repayment, withholding or reduction in accordance with this Section 9 to effect its terms with respect to Grantee, the Award or any other compensation described in this Agreement. (c) Restricted Units are not considered earned, and the eligibility requirements with respect to the Restricted Units are not considered met, until all requirements of the Plan, this Agreement and any Clawback Policy are met. 10. Insider Trading and Other Company Policies. Grantee agrees that this Award is subject to all insider trading, share ownership, retention and other policies the Board of Directors may adopt from time to time. 11. Stock Reserved. Company shall at all times during the Restricted Period reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the Award issued and granted to Grantee and the terms stated in this Agreement. It is intended by Company that the Plan and shares of Common Stock covered by the Award are to be registered under the Securities Act of 1933, as amended, prior to the Grant Date; provided, however, in the event such registration is for any reason not effective for such shares, Grantee agrees that all shares acquired pursuant to the grant will be acquired for investment and will not be available for sale or tender to any third party. 12. No Rights as Shareholder. The issuance and transfer of Common Stock shall be subject to compliance by Company and Grantee with all applicable laws, rules, regulations and approvals. No shares of Common Stock shall be issued or transferred unless and until any then- applicable legal requirements have been fully met to the satisfaction of Company and its counsel. Except as otherwise provided in this Agreement, Grantee shall have no rights as a shareholder of Company in respect of the Restricted Units or Common Stock for which the Award is granted. Grantee shall not be considered a record owner of shares of Common Stock with respect to the Restricted Units until the Restricted Units are fully vested and Common Stock is actually distributed to Grantee. 13. Continued Employment; Employment at Will. In consideration of Company’s granting the Award as incentive compensation to Grantee pursuant to this Agreement, Grantee agrees to all of the terms of this Agreement and to continue to perform services for Company and its Subsidiaries in a satisfactory manner as directed by Company. However, no provision in this Agreement shall confer any right to Grantee’s continued employment, limit the right of Company and its Subsidiaries to terminate Grantee’s employment at any time or create any contractual right to receive any future awards under the Plan. Moreover, unless specifically provided under the terms thereof, the value of the Award will not be included as compensation or earnings when calculating Grantee’s benefits under any employee benefit plan sponsored by Company.

Form of 2026 RSU Agreement 6 #12900983v3 14. Code Section 409A. This Agreement and the Award are intended to comply with Code Section 409A or an exemption therefrom and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding any other provision of the Agreement, any distributions or payments due hereunder that are subject to Code Section 409A may only be made upon an event and in a manner permitted by Code Section 409A. Termination of employment, separation from service or words of similar import used in this Agreement shall mean, with respect to any payments of deferred compensation subject to Code Section 409A, a “separation from service” as defined in Code Section 409A. Each payment of compensation under this Agreement, including installment payments, shall be treated as a separate payment of compensation for purposes of applying Code Section 409A. Except as otherwise permitted under Code Section 409A, Grantee may not, directly or indirectly, designate the calendar year of settlement, distribution or payment. To the extent the Award is or becomes subject to Code Section 409A and Grantee is a “specified employee” (within the meaning of Code Section 409A) who becomes entitled to a distribution on account of a separation from service, no payment shall be made before the date that is six (6) months after the date of Grantee’s separation from service or, if earlier, the date of Grantee’s death (the “Delayed Payment Date”), if required by Code Section 409A. The accumulated amounts shall be distributed or paid in a lump-sum payment on the Delayed Payment Date unless the Delayed Payment Date is the date of Grantee’s death, in which event the accumulated amounts shall be paid in a lump- sum payment by December 31 following the year of Grantee’s death. Notwithstanding the foregoing, Company makes no representations that the payments and benefits provided under this Agreement comply with Code Section 409A and shall not be liable for all or any taxes, penalties, interest or other expenses that may be incurred by Grantee on account of non-compliance with Code Section 409A. 15. Entire Agreement; Severability. This Agreement contains the entire terms of the Award and may not be changed other than by a written instrument executed by both parties or an amendment of the Plan, except where such change or modification does not adversely affect in a material way the terms of this Agreement, as provided in Section 15.4 of the Plan. This Agreement supersedes any prior agreements or understandings, and there are no other agreements or understandings relating to its subject matter. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law. 16. Successors and Assigns. The Award evidenced by this Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and assigns of the parties hereto. 17. Governing Law; Mandatory Claims Procedures. (a) This Agreement shall be construed in accordance with, and subject to, the laws of the State of Oklahoma applicable to contracts made and to be entirely performed in Oklahoma and wholly disregarding any choice-of-law provisions or conflict-of-law principles that might otherwise be contrary to this express intent. If Grantee or any person acting on Grantee’s behalf (in any case, the “Claimant”) has any claim or dispute related in any way to the Award or to the Plan, the Claimant must follow the claims and arbitration procedures set forth in Article 13

Form of 2026 RSU Agreement 7 #12900983v3 of the Plan. All claims must be brought no later than one (1) year following the date on which the facts forming the basis of the claim are known or should have been known by the claimant, whichever is earlier. Any claim that is not submitted within the applicable time limit shall be waived. (b) Grantee acknowledges receipt of this Agreement and a copy of the Plan, and Grantee accepts the Award under the terms and conditions stated in this Agreement, subject to all terms and provisions of the Plan. Grantee will be deemed to have accepted this Award on the Grant Date, and all its associated terms and conditions, including the mandatory claims and arbitration procedures, unless Grantee notifies Company of Grantee’s non-acceptance of the Award by contacting the stock plan administrator, in writing within sixty (60) days of the Grant Date. Date Grantee

Form of 2026 RSU Agreement A-1 #12900983v3 Exhibit A Beneficiary Designation Form I, _________________________________ (“Plan Participant”), state that I am a participant in the ONEOK, Inc. 2025 Equity Incentive Plan, and I may previously have received, or receive in the future, equity awards under another stock compensation plan sponsored by ONEOK, Inc. (the term “Plans” means the foregoing plans other than any stock compensation plans assumed by ONEOK, Inc. in connection with a transaction, the ONEOK, Inc. 2025 Employee Stock Award Program and the ONEOK, Inc. Employee Stock Purchase Plan). With the understanding that I may change the following beneficiary designations at any time by furnishing written notice thereof to ONEOK, Inc.’s stock plan administrator (provided that such change does not affect the time and form of payment of any amounts subject to an existing deferral election), I hereby designate the following individuals (or entities) as my beneficiaries to receive any and all benefits payable to me under the awards made pursuant to the Plans (“Awards”) as described below and to exercise all rights, benefits and features of the Awards described below, in accordance with the terms of the Plans and any associated award agreement, in the event of my death as follows: 1. Primary Beneficiary (or Beneficiaries) In the event of my death, the Primary Beneficiaries named below shall receive all Awards described below and shall have the power to exercise, enjoy and receive all rights, benefits and features of the Awards described below (including Awards that I have elected to defer under the Plans or the ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan, if applicable), in accordance with the terms of the Plans and provisions of such Awards. Name Relationship Percentage of Total If a designated Primary Beneficiary named dies or ceases to exist prior to receiving the share designated for such Primary Beneficiary, such share shall be allocated proportionately to other surviving and existing designated Primary Beneficiaries. 2. Contingent Beneficiary (or Beneficiaries) In the event of my death if no Primary Beneficiary named above survives or exists as of the date the Awards described below are to be paid, the Contingent Beneficiaries named below, if any, shall receive all Awards described below and shall have the power to exercise, enjoy and receive all rights, benefits and features of the Awards described below (including Awards that I have elected to defer under the Plans or the ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan, if applicable) in accordance with the terms of the Plans and provisions of such Awards. Name Relationship Percentage of Total

Form of 2026 RSU Agreement A-2 #12900983v3 3. Awards Covered By Beneficiary Designation This Beneficiary Designation is applicable to and covers the following Awards: (Check one) _______ All Awards previously granted to me under the Plans and all Awards to be granted to me under the Plans in the future; or _______ The following Awards that have been granted to me under the Plans: (List Awards Covered) Award Grant Date Number of Shares of Common Stock 4. General Terms This instrument does not modify, extend or increase any rights or benefits otherwise provided for by any Award under the Plans. All terms used in this instrument shall have the meaning provided for under the Plans, unless otherwise indicated herein. This instrument is not applicable to Common Stock of ONEOK, Inc. that I have acquired outright and without any restrictions or limitations under the Plans prior to my death. This instrument revokes and supersedes any prior designation of a Beneficiary (or Beneficiaries) made by me with respect to the Awards covered by this Beneficiary Designation as set forth in Paragraph 3. IN WITNESS WHEREOF, I have signed this instrument this ____ day of ____________, __________. Plan Participant __________________________________ Witness __________________________________ Witness RECEIVED AND ACKNOWLEDGED this ____ day of ________, 20__, ______________________________________